UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 10, 2006

New Skies Satellites Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-32495	98-0439657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Canon’s Court, 22 Victoria Street, Hamilton HM12, Bermuda
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (441) 295-1443

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01          Other Events.

On February 10, 2006, New Skies Satellites Holdings Ltd. (the “Company”) issued a press release announcing that, at a special meeting of shareholders held on February 10, 2006, the shareholders of the Company approved and adopted (i) the Transaction Agreement and Plan of Amalgamation, dated December 14, 2005, between the Company, SES Global S.A. and SES Holdings (Bermuda) Limited (the “Transaction Agreement”); (ii) the Amalgamation Agreement, dated December 14, 2005, between the Company and SES Holdings (Bermuda) Limited (the “Amalgamation Agreement”) and (iii) the amalgamation of the Company and SES Holdings (Bermuda) Limited on the terms and conditions set forth in the Transaction Agreement and Amalgamation Agreement.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(c)   Exhibits

99.1      Press Release issued by New Skies Satellites Holdings Ltd., dated February 10, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW SKIES SATELLITES HOLDINGS LTD.

Date: February 13, 2006
	By:	/S/ THAI E. RUBIN
Name: Thai E. Rubin
Title: Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by New Skies Satellites Holdings Ltd., dated February 10, 2006.